EXHIBIT 10.103

Navistar, Inc. 4201 Winfield Road Warrenville, IL 60555 USA P: 630-753-5000 W: navistar.com

October 20, 2009

Mr. William A. Caton

427 Brantley Place

Wheaton, IL 60187

Dear Bill:

As approved by Navistar International Corporation’s Compensation Committee of the Board of Directors on October 19, 2009, this letter confirms an additional agreement item beyond what was agreed to in your July 2, 2008 letter from Steven Covey and me and your Amendment of Executive Severance Agreement (ESA) effective June 17, 2008.

Your Amendment of ESA provided you with “continued healthcare coverage for the 36 month period immediately after the date of Termination, with the same coverage option as in effect immediately before the date of Termination…” If after this 36 month period of continued coverage, you are not able to purchase comparable healthcare coverage for you and your spouse, Navistar will provide you with the opportunity to purchase Navistar’s coverage at the 100% cost of coverage rate, in affect at the time, until which time you and/or your spouse, Vicci, are eligible for Medicare benefits.

Sincerely,

/S/ GREG W. ELLIOTT
Greg W. Elliott Senior VP, HR and Administration

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